SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2003

 CHINDEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other Jurisdiction of Incorporation or Organization)	13-3097642 (I.R.S. Employer Identification Number)
7201 Wisconsin Avenue, Bethesda, Maryland (Address of principal executive offices)	20814 (Zip Code)

(301) 215-7777
(Registrant's telephone number)

Item 8. Change in Fiscal Year

On March 6, 2003, the Board of Directors of the Registrant voted to change the Registrant's fiscal year from December 31 to March 31, beginning with a short fiscal year end ending on March 31, 2003. The Company intends to file a Transitional Report on Form 10-K for such short year.

Item 9. Regulation FD disclosure

The following information is being provided under item 12 of Regulation 8-K, "Results of Operations and Financial Condition." Attached as an exhibit is an earnings release for the Company's 2002 fiscal year.

(c) Exhibits:

  Number Description

    99.1 Press Release dated March 31, 2003.

    99.2 Earnings Release dated March 31, 2003

  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Date: March 31, 2003

  Chindex International, Inc.

  By: /S/ Robert C. Goodwin, Jr.

  Name: Robert C. Goodwin, Jr.

  Title: Executive Vice President Operations, Treasurer and General Counsel